Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the U.S. Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Marshall Edwards, Inc. (“Marshall Edwards”) that, to his knowledge, this Amendment No.1 to the Annual Report on Form 10-K of Marshall Edwards for the year ended June 30, 2010, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Marshall Edwards.

Date: October 28, 2010

/s/ Daniel Gold
Daniel Gold
Chief Executive Officer

/s/ Thomas Zech
Thomas Zech
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Marshall Edwards and will be retained by Marshall Edwards and furnished to the Securities and Exchange Commission or its staff upon request.